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                                                                    Exhibit 99.2


                                  PRESS RELEASE

Contacts:

John P. Leighton                                       Michael T. Dorsey
Chairman & CEO                                         EVP & General Counsel
201-459-9500                                           800-888-8118


                     FOR IMMEDIATE RELEASE                      October 17, 2003

 CROWN FINANCIAL DISCOVERS OVERSTATEMENT OF CERTAIN BALANCE SHEET ITEMS, TAKES IMMEDIATE ACTION TO RECTIFY STOCKHOLDERS' EQUITY SHORTFALL BY SECURING CAPITAL
  INFUSION OF $1.7 MILLION AND ANNOUNCES RESULTS OF ANNUAL SHAREHOLDER MEETING

     JERSEY CITY, N.J., October 17, 2003 /PRNewswire-FirstCall/ - Crown Financial Group, Inc. (formerly M.H. Meyerson & Co., Inc., Nasdaq: MHMY) today announced that it discovered an overstatement of certain balance sheet items included in its unaudited financial results for the second fiscal quarter ended July 31, 2003. The Company took immediate action to rectify the shortfalls by securing a capital infusion of $1.7 million, offsetting the shortfall from the amounts previously reported. The overstatement was discovered in the process of the Accounting Department's close of the Company's books for the month of September. This close was the first close implemented by the Company's new accounting staff under the direction of Robert Turner, who joined the Company as chief financial officer in the month of September.

     Our preliminary assessment is that the overstatement had the effect of inflating the value of the Company's total assets and total stockholders' equity as reported on July 31, 2003 Statements of Financial Condition by approximately $1.7 million. Currently, the Company is in the process of inquiring into the nature and effects the overstatement may have had on its prior public reports. Due to the ongoing nature of this inquiry, the Company is unable to assess definitively the impact of the July 31, 2003 overstatement upon such prior reports. Nor is the Company in a position to quantify the effect of the overstatement upon the Company's stated income for the second fiscal quarter or any prior periods at this juncture. Once the ongoing inquiry is completed and the results finalized, the Company will restate its financial results for the affected fiscal periods. The Company's management is conducting the inquiry, subject to the oversight of the Audit Committee. In addition, the Company at the direction of its Audit Committee, has engaged its new outside auditor to assist in the inquiry in an effort to assure that there are no other financial reporting or disclosure control items that may be of concern.

                           Additional Capital Infusion

     On October 17, 2003, certain significant stockholders transferred assets, consisting of certain municipal securities, to the Company in the amount of $1.7 million. The asset transfer did not involve any compensation from the Company; nor did it create any liability on behalf of the Company to the stockholders transferring the assets to the Company. Crown Financial intends to use the proceeds of this capital infusion for the Company's regulatory capital purposes, to increase its level of stockholders' equity and to rectify the balance sheet deficiency resulted from the overstatement.

     In addition to the previously discussed capital infusion and as part of a continuing effort to increase the Company's stockholders' equity, the Company is in the process of converting $1,000,000 in subordinated indebtedness into non-voting convertible preferred stock. While the specific terms of the preferred stock are still being negotiated, the preferred stock will by its terms not be convertible into $1,000,000 of common stock until shareholders approve the

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terms of the conversion feature. Upon consummation of the conversion of the indebtedness, the Company's stockholders' equity will be increased, and its liabilities will be decreased, by the amount of the indebtedness converted. The conversion of the subordinated indebtedness into equity is subject to regulatory approvals.

Annual Shareholder Meeting

     Crown Financial also announced the results of its Annual Meeting of Stockholders, which was held on Thursday, October 16, 2003 at 8:00 a.m. EST in Jersey City, New Jersey. Of 9,921,166 shares of common stock outstanding and entitled to vote as of the record date, 9,086,308 shares voted at the meeting either in person or by proxy. Stockholders approved all of management's proposals and recommended slate of directors. Specifically, the proposals and the final voting results were as follows:

     Proposal 1 - name change amendment from M.H. Meyerson & Co., Inc. to Crown Financial Group, Inc. - 8,950,808 shares were voted For this proposal, representing 98.50% of the votes cast, and 135,500 shares were voted Against this proposal or Abstained from voting, representing 1.49% of the votes cast.

     Proposal 2 - elimination of the staggered Board of Directors provision in the Company's Certificate of Incorporation - 8,941,308 shares were voted For this proposal, representing 98.4% of the votes cast, and 145,000 shares were voted Against this proposal or Abstained from voting, representing 1.59% of the votes cast.

     Proposal 3 - election of directors (John P. Leighton, Robert I. Turner and Andrew Wimpfheimer as a Director for a one year term):

                                For              Withheld

     John P. Leighton           8,534,475        551,833
     Robert I. Turner           8,648,808        437,500
     Andrew Wimpfheimer         8,647,758        438,550

     Proposal 4 - approval of the 2003 Equity Incentive Plan - 5,368,597 shares were voted For this proposal, representing 90.27% of the votes cast, and 578,526 shares were voted Against this proposal or Abstained from voting, representing 9.72% of the votes cast.

     Proposal 5 - ratification of the Company's independent accountants for the next fiscal year - 8,953,308 shares were voted For this proposal, representing 98.53% of the votes cast, and 133,000 shares were voted Against this proposal or Abstained from voting, representing 1.46% of the votes cast.

     The record date for shareholders to have voted at the Annual Meeting was August 20, 2003. A formal meeting notice, proxy statement and annual report were mailed on September 24, 2003. At the close of business on August 20, 2003, the Company had outstanding and entitled to vote 9,921,166 shares of common stock.

                                About the Company

     Crown Financial Group, Inc. is an international financial services firm, with five separate divisions: Wholesale Market Making, including Foreign Trading Desk, Correspondent Services, Fixed Income Services, Institutional Sales, and Investment Banking. Crown meets the liquidity needs of brokers, dealers, institutions, and asset managers by making markets in over 7,300 Nasdaq and non-Nasdaq OTC securities. Crown has particular expertise trading Nasdaq SmallCap, OTC Bulletin Board, and Pink Sheet securities

                           Forward-looking statements

     Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by

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management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.


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